Exhibit 10.2

MCGRATH RENTCORP

EMPLOYEE STOCK OWNERSHIP TRUST

(As Amended and Restated, Effective September 12, 2003)

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INDEX

ARTICLE I NAME AND ACCEPTANCE		1
Sec. 1.01.	NAME	1
Sec. 1.02.	ACCEPTANCE	2
Sec. 1.03.	DEFINITIONS.	2
ARTICLE II MANAGEMENT AND CONTROL OF TRUST FUND		2
Sec. 2.01.	TRUST FUND	2
Sec. 2.02.	PLAN ADMINISTRATION	3
Sec. 2.03.	EXERCISE OF TRUSTEE’S DUTIES	3
Sec. 2.04.	GENERAL POWERS	3
Sec. 2.05.	RESPONSIBILITY OF TRUSTEE.	7
Sec. 2.06.	COMPENSATION AND EXPENSES	7
Sec. 2.07.	CONTINUATION OF POWERS UPON TRUST TERMINATION	8
Sec. 2.08.	BOND.	8
Sec. 2.09.	COMMITTEE DIRECTIONS	8
ARTICLE III PROVISIONS RELATED TO INVESTMENT OF TRUST FUND		8
Sec. 3.01.	INVESTMENT OF TRUST FUND.	8
Sec. 3.02.	STOCK SPLITS AND OTHER CAPITAL REORGANIZATION, DIVIDENDS.	8
Sec. 3.03.	VOTING OF SHARES AND TENDER OR EXCHANGE OFFERS	8
Sec. 3.04.	DISTRIBUTION OF TRUST FUND.	9
Sec. 3.05.	PUT OPTION	9
Sec. 3.06.	PARTICIPANT LOANS	9
ARTICLE IV VALUATION OF TRUST FUND		9
ARTICLE V NO REVERSION TO EMPLOYER		9
ARTICLE VI CHANGE OF TRUSTEE		10
Sec. 6.01.	RESIGNATION OF THE TRUSTEE.	10
Sec. 6.02.	REMOVAL OF THE TRUSTEE	10
Sec. 6.03.	DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEE	10
ARTICLE VII AMENDMENT AND TERMINATION		10
Sec. 7.01.	AMENDMENT.	10
Sec. 7.02.	TERMINATION	10
ARTICLE VIII INDEMNIFICATION, APPOINTMENT OF INVESTMENT MANAGER, AND APPOINTMENT OF ANCILLARY TRUSTEE		11
Sec. 8.01.	INDEMNIFICATION	11
Sec. 8.02.	LIMITATION ON LIABILITY - IF INVESTMENT MANAGER, ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY APPOINTED	11
Sec. 8.03.	APPOINTMENT OF AN INVESTMENT MANAGER OR AN ANCILLARY TRUSTEE	11
Sec. 8.04.	PARTIES TO LITIGATION	12
ARTICLE IX MISCELLANEOUS		12
Sec. 9.01.	DISAGREEMENT AS TO ACTS	12
Sec. 9.02.	PERSONS DEALING WITH TRUSTEE	12
Sec. 9.03.	THIRD PARTY AND MULTIPLE TRUSTEES	12
Sec. 9.04.	BENEFITS MAY NOT BE ASSIGNED OR ALIENATED	12
Sec. 9.05.	EVIDENCE	12
Sec. 9.06.	WAIVER OF NOTICE.	12
Sec. 9.07.	COUNTERPARTS	12
Sec. 9.08.	GOVERNING LAWS AND SEVERABILITY	12
Sec. 9.09.	SUCCESSORS	12
Sec. 9.10.	ACTION.	12
Sec. 9.11.	CONFORMANCE WITH PLAN.	13
Sec. 9.12.	HEADINGS.	13

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MCGRATH RENTCORP

EMPLOYEE STOCK OWNERSHIP TRUST

THIS TRUST AGREEMENT, made as of the date hereof, by and between McGrath RentCorp, a California corporation (the “Company”), and North Star Trust Company, not in its individual or corporate capacity, but solely in its capacity as trustee, and its successors and assigns in the trust hereby evidenced (the “Trustee”).

WITNESSETH THAT:

WHEREAS, McGrath RentCorp adopted the McGrath RentCorp Employee Stock Ownership Plan, effective January 1, 1985 (“Plan”);

WHEREAS, McGrath RentCorp established a trust in a separate document to implement and form a part of the Plan to be exempt from tax under Section 501(a) of the Code and to be known as the McGrath RentCorp Employee Stock Ownership Trust Agreement (“Trust”), effective January 1, 1985;

WHEREAS, the Plan has been subsequently amended and restated in its entirety twice, effective as of January 1, 1989 and effective as of August 28, 2003.

WHEREAS, the Trust was by and between McGrath RentCorp and Union Bank, not in its corporate capacity, but solely in its capacity as trustee;

WHEREAS, Union Bank was removed as trustee of the Trust effective August 31, 2002 and Delight Saxton and Thomas J. Sauer were appointed as successor trustee of the Trust;

WHEREAS, the Company now desires to amend and restate the Trust effective September 12, 2003 (the “Trust”);

WHEREAS, the Trust henceforth will be by and between McGrath RentCorp and the North Star Trust Company, not in its corporate capacity, but solely in its capacity as Trustee;

WHEREAS, the Trustee accepts the Trust which is and becomes a part of the Plan and agrees to perform the obligations set forth in this Trust;

WHEREAS, the Trust shall be interpreted, whenever possible, to comply with the terms of the Code, the ERISA, and all applicable Regulations and rulings; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Plan.

NOW, THEREFORE, pursuant to the authority delegated to the undersigned officers of the Company by resolution of its Board of Directors (the “Board”);

IT IS AGREED, by and between the parties hereto, that the trust provisions contained herein shall constitute the agreement between the Company and the Trustee in connection with the Plan and the Trust; and

IT IS FURTHER AGREED, that the Trustee hereby accepts its appointment as such under this Trust on the date hereof, effective as of September 12, 2003.

IT IS FURTHER AGREED, by and between the parties hereto as follows:

ARTICLE I

NAME AND ACCEPTANCE

Sec. 1.01. NAME. This Trust Agreement and Trust hereby shall be known as the “McGrath RentCorp Employee Stock Ownership Trust.”

Sec. 1.02. ACCEPTANCE. The Trustee accepts the Trust established and continued herein which is and becomes part of the Plan and agrees to perform the obligations imposed under this Trust Agreement.

Sec. 1.03. DEFINITIONS.

(a) “Current Obligations” means obligations of the Trust Fund arising from expenses incurred by the Trust Fund and an extension of credit to the Trust Fund and payable in cash within one (1) year from the date a contribution to the Plan is due.

(b) “Dividend” means a distribution made by the Employer to its shareholders in the form of a dividend (as defined in Code Section 316) with respect to its Employer Securities.

(c) “Fiduciary” means any person who: (1) exercises any discretionary authority or discretionary control and management of the Plan or exercises any authority or control and management or disposition of Plan assets; (2) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Trust Fund or has any authority or responsibility to do so; or (3) has any discretionary authority or discretionary responsibility in the administration of the Plan and the Trust Fund, including, but not limited to, the Trustee, the Committee and any person designated under ERISA Section 405(c)(1)(B).

(d) “General Obligations” means obligations of the Trust Fund not arising from extensions of credit to the Trust Fund, but which are commitments which arise from authorized activities of the Trust Fund.

(e) “Income of the Trust Fund” means the net gain or loss of the Other Investments Accounts of the Trust Fund, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other than Employer Securities, and on other investment transactions, and reduced by expenses paid from the Trust Fund. The expenses of the Trust Fund do not include interest paid on any Securities Acquisition Loan.

(f) “Investment Manager” means any person, firm, or corporation who is a registered investment advisor under the Investment Advisors Act of 1940, a bank or an insurance company, and who has the power to manage, acquire, or dispose of Plan assets, and who acknowledges in writing his fiduciary responsibility to the Plan.

(g) “Plan” shall have the meaning as set forth in the preambles.

(g) “Plan Administrator” is the Company, unless the Company designates another person or persons to hold the position of Plan Administrator. In addition to its other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA, other than reporting of distributions on IRS Forms 1099 and similar forms.

(h) “Regulations” and “Treasury Regulations” means the final and temporary regulations issued by the Internal Revenue Service which interpret the provisions of the Internal Revenue Code of 1986, as amended. “Regulations” and “Labor Regulations” also means the final and temporary regulations issued by the Department of Labor which interpret the provisions of the Employee Retirement Income Security Act of 1974, as amended.

(i) “Separation from Service” or “Separates from Service” or “Separated from Service” means the Employee no longer has an employment relationship with the Employer maintaining this Plan.

(j) “Trust” shall have the meaning as set forth in the preambles.

ARTICLE II

MANAGEMENT AND CONTROL OF TRUST FUND

Sec. 2.01. TRUST FUND. The “Trust Fund” as of any date means all property of every kind held or acquired by the Trustee pursuant to this Trust. The Trustee may manage, administer and invest all contributions made to the Trust by the Employer under the Plan as one Trust Fund. If, for any reason, it becomes necessary to determine the portion of the Trust Fund allocable to Employees and former Employees of any Employer as of any date, the Committee shall specify such date as an Valuation Date, and after all adjustments required under the Plan as of that Valuation Date have been made, the portion of the Trust Fund attributable to such Employees and former Employees shall be determined and shall consist of an amount equal to the aggregate of the Participant Account balances of Employees and former Employees of that Employer, including an amount equal to any allocable contributions made by that Employer since the close of the immediately preceding Plan Year minus any losses on such contributions.

Sec. 2.02. PLAN ADMINISTRATION. The Plan shall be administered by the Company, which may delegate all or a portion of its responsibilities in such administration to the Committee or others. With respect to Plan administration, except as provided in the Plan and Section 2.04 herein, the Trustee shall have no authority to act unless directed in writing by the Company or its delegate. The Company and each of its delegates may authorize one or more individuals to sign all communications between the Company or its delegate, as applicable, and Trustee. The Company shall at all times keep the Trustee advised of the names of the individuals authorized to sign on behalf of the Company, and provide specimen signatures thereof. With the Trustee’s prior written consent, the Company may authorize the Trustee to act, without specific directions or other directions or instructions from the Company, on any matter or class of matters with respect to which directions or instructions from the Company or its delegate are called for hereunder. The Trustee shall be fully protected in relying on any communication sent by any authorized person and shall not be required to verify the accuracy or validity of any signature. If the Trustee requests any directions hereunder and does not receive them, the Trustee shall act or refrain from acting, as it may determine, with no liability for such action or inaction. Notwithstanding the provisions herein, the Trustee is the sole discretionary fiduciary with respect to borrowing money for the purpose of purchasing employer securities and for the purchase or sale of employer securities and the holding of such employer securities.

Sec. 2.03. EXERCISE OF TRUSTEE’S DUTIES. The Trustee shall discharge its duties hereunder solely in the interest of Plan Participants and other persons entitled to benefits under the Plan, and:

(a) for the exclusive purpose of:

(i) providing benefits to Participants and other persons entitled to benefits under the Plan; and

(ii) defraying reasonable expenses of administering the Plan;

(b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c) in accordance with the documents and instruments governing the Trust unless, in the good faith judgment of the Trustee, the documents and instruments are not consistent with the provisions of the Code and the ERISA.

Sec. 2.04. GENERAL POWERS. The Trustee has full discretion and authority with regard to the investment and reinvestment of the Trust Fund, except with respect to a Trust asset under the control or direction of a properly appointed Investment Manager or with respect to a Trust asset properly subject to Employer or Committee direction, as provided in Section 17(a) of the Plan. Subject to the provisions of Sections 2.02, 2.03, 2.09 and Article III herein, with respect to the Trust Fund, the Trustee shall have, but shall not be limited to the following powers, rights and duties in addition to those provided elsewhere in this Trust, the Plan or by law:

(a) To invest the Trust Fund primarily in Employer Securities and to invest or reinvest the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, limited liability companies, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, and to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate, as a prudent person would do under like circumstances with due regard for the purposes of the Plan;

(b) To retain in cash (pending investment, reinvestment or the distribution of dividends) such reasonable amount as may be required to satisfy liquidity needs of the Trust and for the proper administration of the Trust and to invest such cash as provided in Section 3.01 herein, provided, however, the Trustee may retain reasonable amounts of cash, in its discretion, without any liability for interest;

(c) To invest at a reasonable rate of interest or in a common trust fund, as described in Code Section 584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference and which conforms to the rules of the Comptroller of the Currency;

(d) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders;

(e) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship;

(f) To provide information available to the Trustee to enable the Company to file all tax returns required for the Trust and Plan required of the Trustee;

(g) To receive and to hold all contributions paid to it under the Plan; provided, however, that the Trustee shall have no duty to collect or require any contributions to be made to it, to determine that the contributions received by it comply with the provisions of the Plan or with any resolution of the Board providing therefor;

(h) To credit and make distributions from the Trust Fund to such persons or trusts, in such manner and at such times as directed by the Company or its delegate without inquiring as to whether a payee or distributee is entitled to the payment, or as to whether a payment is proper, and without liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee or distributee. If any payment of benefits to be made from the Trust Fund by the Trustee is not claimed, the Trustee shall notify the Company or its delegate of that fact promptly. The Company or its delegate will make a diligent effort to ascertain the whereabouts of the payee or distributee of benefits returned unclaimed. The Trustee shall dispose of such payments as the Company or its delegate shall direct pursuant to the Plan. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee or distributee of benefits from the Trust Fund;

(i) To vote Employer Securities, as provided herein and subject to the requirements of the Code, and any other stocks, bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person, by proxy or power of attorney as provided herein:

(1) Voting of Employer Securities by Participants (or Beneficiaries), notwithstanding any provision contained in the Plan to the contrary;

(2) With respect to Shares of Employer Securities held in the Allocated Employer Securities Account, which are not part of a registration-type class of securities (as defined in Code Section 409(e)(4)), a Participant has the right to direct the Trustee regarding the voting of such Employer Securities allocated to his Employer Securities Account with respect to any corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Treasury may prescribe in regulations. As to any Employer Securities allocated to the participant’s Employer Securities Account which are part of a registration-type class of securities, the voting rights provided in this Subsection 2.04(i) extend to all corporate matters requiring a vote of stockholders. The Trustee does not have the right to vote any Employer Securities which a Participant (or Beneficiary) fails to vote as authorized by this Subsection 2.04(i);

(3) Each Participant (or Beneficiary) who timely provides instructions to the Trustee shall be entitled to direct the Trustee how to vote Employer Securities allocated to such Participants (or Beneficiaries) Accounts in accordance with this Subsection. In order to implement these voting directions, the Company or the Trustee shall provide each Participant (or Beneficiary) with proxy solicitation materials or other notices or information statements which are distributed to Company shareholders, together with a form requesting confidential instructions as to the manner in which Employer Securities allocated to the Participants (or Beneficiaries) Employer Securities Accounts are to be voted. Each Participant (or Beneficiary) shall, as a named fiduciary described in Section 403(a)(1) of ERISA, direct the Trustee with respect to the vote of such Employer Securities which are allocated to the Employer Securities Account of the Participant (or Beneficiary). Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the voting by such Participant (or Beneficiary) and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person, including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision of this Subsection to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Participant (or Beneficiary). Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe;

(4) With respect to shares of Employer Securities held in the Unallocated Employer Securities Account which are part of a registration-type class of securities, the Trustee shall properly vote such Employer Securities which are held in the Unallocated Employer Securities Account of each Participant (or Beneficiary) for or against any proposal. If all Employer Securities are held in the Unallocated Employer Securities Accounts of each Participant (or Beneficiary) on the record date when a matter is submitted to a vote of the Company’s shareholders, the Trustee shall properly vote such Employer Securities for or against any proposal;

(5) Notwithstanding any provision contained in this Subsection 2.04(i), the Trustee shall not vote as directed by and shall not effectuate the Participant (or Beneficiary) directions in a manner which are or would result in a violation of ERISA or would not be in the best interest of the Participant (or Beneficiary);

(6) If any provision contained in or action required by this Subsection 2.04(i) violates any provision under ERISA, the Trustee shall comply with the provisions under ERISA;

(j) To contract or otherwise enter into transactions between itself, as Trustee, and the Company or any Employer, or any Company shareholder or other person, for the purpose of acquiring or selling Employer Securities and, subject to the provisions of Section 2.03 herein and the Plan, to retain such Employer Securities;

(k) To compromise, contest, arbitrate, settle or abandon claims and demands by or against the Trust and Trust Fund;

(l) To begin, maintain or defend any litigation necessary in connection with the investment, reinvestment and administration of the Trust, and, to the extent not paid from the Trust Fund and subject to Section 8.01 herein, the Employers shall indemnify the Trustee against all expenses and liabilities reasonably sustained or anticipated by it by reason thereof (including reasonable attorneys’ fees);

(m) To retain any funds or property subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

(n) To report to the Company as of the last day of each Plan Year, as of any Valuation Date (or as soon thereafter as practicable), or at such other times as may be required under the Plan, the then “Net Worth” of the Trust Fund, which is, the fair market value of all property held in the Trust Fund, reduced by any liabilities other than liabilities to Participants (and their Beneficiaries) in the Plan, as determined by the Trustee;

(o) To furnish to the Company and the Committee an annual statement of account or accounts for such periods as may be required under the Plan, showing the condition of the Trust Fund and the Net Worth of the Trust Fund at the end of the Plan Year, all investments, receipts, disbursements and other transactions made by the Trustee during the Plan Year, covered by the statement, and such other information as the Trustee may possess which the Company requires in order to comply with Section 103 of the ERISA. The Trustee shall keep accurate accounts of all investments and earnings thereon. Except with respect to Participant voting records and the valuation report (if any is obtained) of the Independent Appraiser (defined at Article IV), all accounts, books and records related to such investments shall be open to inspection by any person designated by the Company or the Committee at reasonable times and may be audited from time to time by any person or persons as the Company, Employer or Committee may specify in writing. All accounts of the Trustee shall be kept on an accrual basis. If, during the term of this Trust, the Department of Labor issues Regulations under the ERISA regarding the valuation of Employer Securities or other assets for purposes of the reports required by the ERISA, the Trustee shall use such valuation methods for purposes of the accounts described by this subparagraph. The Company may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within thirty (30) days from the date upon which the accounting was delivered to the Company. Upon the receipt of a written approval of the accounting, or upon the passage of the period of time within which objection may be filed without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such account, as fully as if such accounting had been settled and allowed by decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company and all persons having or claiming to have any interest in the Trust Fund or under the Plan were parties;

(p) To pay any income or other tax, charge or assessment attributable to any benefit which it shall or may be required to pay or withhold taxes out of such benefit; and to require before making any payment such release or other document from any taxing authority and such indemnity from the intended payee or distributee as the Trustee shall deem necessary for its protection;

(q) To employ and to reasonably rely upon information and advice furnished by agents, attorneys, independent appraisers, independent financial advisors, accountants or other persons of its choice for such purposes as the Trustee considers desirable;

(r) To assume, until advised to the contrary, that the Trust evidenced by this Trust Agreement is qualified under Section 401(a) of the Code and is entitled to tax exemption under Section 501(a) of the Code;

(s) To have the authority, in addition to Section 2.04(a), to invest and reinvest the assets of the Trust Fund, in personal property of any kind, including, but not limited to, Employer Securities, bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, life insurance, guaranteed investment contracts, preferred or common stock, common trust funds, mutual funds, collective trust funds, and registered investment companies; provided, however, that all investments in Employer Securities shall be undertaken pursuant to the provisions of Section 3.01 herein.

(t) To exercise, subject to the provisions of Article III herein, any options, subscription rights and other privileges with respect to the Trust Fund, to manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides;

(u) To register ownership of any securities or other property held by it in its own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and may hold any securities in bearer form, but the books and records of the Trustee shall at all times reflect that all such investments are part of the Trust;

(v) To borrow such sum or sums of money, to assume indebtedness, to extend mortgages, from time to time as the Trustee considers necessary or desirable and in the best interest of the Plan, Trust Fund and Plan Participants, and for that purpose to mortgage or encumber or pledge any part of the Trust Fund (subject to the provisions of Code Section 4975(c) and the Regulations issued thereunder);

(w) To perform any and all other acts which are necessary or appropriate for the proper management, investment and distribution of the Trust Fund;

(x) To construe and interpret the Trust. All written decisions, determinations, directions, interpretations, and applications (collectively referred to as “determination”) of the Trust by the Trustee shall be final and binding upon all persons, including (but not limited to) the Trustee, the Company, and all Participants and Beneficiaries unless such determination is in violation of the ERISA or any federal or state laws;

(y) To purchase Employer Securities as an investment of the Trust, provided the Trustee does not pay in excess of adequate consideration as defined in the ERISA;

(z) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge; provided, however, if any loan transaction is with a disqualified person or a disqualified person guarantees a loan to the Plan or Trust, the following terms and conditions apply to such loan:

(1) The Trustee will use the proceeds of a loan within a reasonable time after receipt only for any of the following purposes: (i) to acquire Employer Securities, (ii) to repay such loan, or (iii) to repay a prior Securities Acquisition Loan. Except as permitted by Regulation or applicable law, no financed Employer Securities may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not the Plan is then an employee stock ownership plan;

(2) The interest rate of the Securities Acquisition Loan may not be more than a reasonable rate of interest;

(3) Any collateral the Trustee pledges to the creditor must consist only of the assets purchased by the borrowed funds and those assets the Trust used as collateral on any prior Securities Acquisition Loan repaid with the proceeds of the current Securities Acquisition Loan;

(4) The creditor may have no recourse against the Trust under the Securities Acquisition Loan except with respect to such collateral given for the loan that the Company makes to the Trust to meet its obligations under the Securities Acquisition Loan, and earnings attributable to such collateral and the investment of such contributions. The Company must account for such contributions and earnings on the books of account of the Plan until the Trust repays the Securities Acquisition Loan;

(5) In the event of default upon the Securities Acquisition Loan, the value of Trust assets transferred in satisfaction of the Securities Acquisition Loan must not exceed the amount of default, and if the lender is a disqualified person, the loan must provide for transfer of Trust assets upon default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Securities Acquisition Loan;

(6) The Trustee must maintain all assets acquired with the proceeds of a Securities Acquisition Loan in a Suspense Account. In withdrawing assets from the Suspense Account, the Trustee will apply the provisions of Treasury Regulation Section 54.4975-7(b)(8) as if all securities in the Suspense Account were encumbered. Upon the payment of any portion of the Securities Acquisition Loan, the Trustee will effect the release of assets in the Suspense Account from encumbrances pursuant to the applicable provisions in the Plan;

(aa) To invest the Trust Fund in accordance with Participants’ diversification elections pursuant to Section 17(a) of the Plan;

(bb) Notwithstanding the foregoing, if the Plan ceases to be an employee stock ownership plan after the Trustee repays the Securities Acquisition Loan, the Employer Securities acquired by the Trust with the proceeds of an Securities Acquisition Loan shall continue to be subject to the provisions of Treasury Regulation Section 54.4975-7(b)(4), (10), (11) and (12) relating to put, call or other options and to buy-sell or similar arrangements, except to the extent these Regulations are inconsistent with Code Section 409(h).

Sec. 2.05. RESPONSIBILITY OF TRUSTEE. The Trustee shall not be responsible in any way for the adequacy of the Trust Fund to meet and discharge any or all liabilities under the Plan or for the proper application of distributions made or other actions taken upon the direction of the Committee. The powers, duties and responsibilities of the Trustee shall be limited to those set forth in this Trust Agreement, or as later agreed upon by the Trustee, Company, and Committee in writing, and nothing contained in the Plan, either expressly or by implication, shall be deemed to impose any additional powers, duties or responsibilities on the Trustee.

Sec. 2.06. COMPENSATION AND EXPENSES. The Trustee shall be entitled to reasonable compensation for its services, as agreed to between the Company and the Trustee in the Trustee Engagement Agreement, dated July 1, 2003 (“Engagement Agreement”) which is incorporated herein by reference, as it may be amended from time to time. While the payment of all amounts owed to the Trustee, other than pursuant to the indemnification provisions of the Engagement Agreement, is the legal obligation of the Trust, the Company may pay any and all amounts owed to the Trustee pursuant to this Trustee Agreement. To the extent the Trust is unable to pay all amounts owed to the Trustee for any reason, any unpaid amounts shall become the legal obligation of the Company and shall be paid as soon as possible after receipt of written notice from the Trustee by the Company. The Trustee is authorized to pay from the Trust Fund all expenses reasonably incurred by the Trustee, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Trust, including its compensation, compensation to any agents employed by the Trustee and any reasonable accounting and reasonable legal expenses. If the Trustee is to pay such expenses from the Trust Fund but there are not sufficient amounts in the Trust Fund to pay such expenses, the Trustee has the right (i) to offset the amounts due to it against the Trust Fund and the Trustee shall be authorized to sell Trust assets of the Trust Fund; or (ii) to put Employer Securities to the Company pursuant to Section 3.05 hereof, to the extent necessary to obtain sufficient cash to pay such expenses. Any fee or expense paid directly or indirectly by the Company shall not be considered an Employer contribution to the Trust, provided the fee or expense relates to the ordinary and necessary administration of the Trust.

Sec. 2.07. CONTINUATION OF POWERS UPON TRUST TERMINATION. Notwithstanding anything to the contrary in this Agreement, upon termination of the Trust, the powers, rights and duties of the Trustee hereunder shall continue until all Trust assets have been liquidated and distributed out of the Trust.

Sec. 2.08. BOND. The Trustee shall be required to provide bond pursuant to the Plan for the faithful performance of its duties under the Trust and Plan, unless exempted pursuant to Section 412(a) of the ERISA.

Sec. 2.09. COMMITTEE DIRECTIONS. To the extent that decisions, determinations, directions, interpretations, and applications (collectively referred to as “administrator’s determinations,” and each an “administrator’s determination”) of the Plan shall be within the scope of the authority of the Company or its delegate, as plan administrator, the written communication of such administrator’s determination shall be final and binding upon all persons, including (but not limited to) the Trustee, the Company, and all Participants and Beneficiaries unless such determination is in violation of the ERISA or any federal or state laws.

ARTICLE III

PROVISIONS RELATED TO INVESTMENT OF TRUST FUND

Sec. 3.01. INVESTMENT OF TRUST FUND. Employer contributions made in cash shall be used first to pay any Current Obligations. To the extent permitted by applicable law, any cash dividends paid with respect to shares of Employer Securities allocated to Participant’s Accounts or held in the Suspense Account may (as required by applicable Securities Acquisition Loan documentation) be used to repay the principal balance of an outstanding Securities Acquisition Loan or interest thereon in whole or in part, or may be used to purchase additional shares of Employer Securities.

Subject to Section 2.04(aa) hereof, any cash held by the Trustee which has not yet been allocated to Participant Accounts and which is not used to repay an Securities Acquisition Loan shall be used to purchase additional Employer Securities or invested in investments selected by the Trustee or shall remain uninvested without liability for interest. Notwithstanding the foregoing, the Trustee shall not invest or reinvest any cash held in a Participant’s Account in Employer Securities following the date the Participant terminates employment with the Employer for any reason. However, the Trustee may continue to hold Employer Securities existing in such Participant’s Company Stock Account.

Whenever investment in Employer Securities of amounts held in the Trust Fund is required or permitted hereunder, such investment may be accomplished by a sale within the Trust. Specifically, the Company Stock Accounts of Participants, former Participants, and Beneficiaries who have become entitled to cash distributions hereunder may be liquidated by an exchange for assets held in other accounts of the Plan. The Trustee is further authorized to purchase Employer Securities from the Company or from any shareholder, and the Employer Securities may be outstanding, newly issued or treasury stock.

All purchases or exchanges of Employer Securities shall be for no more than “adequate consideration,” as defined in Section 3(18) of the ERISA. If at any time there is no generally recognized market for Employer Securities, “adequate consideration” shall mean the fair market value of such Employer Securities as determined by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Section 170(a) of the Code. A determination of fair market value by such an independent appraiser will be deemed to be a good faith determination of value. In the event that there is a final determination by the Internal Revenue Service, the Department of Labor or a court of competent jurisdiction that the purchase of Employer Securities from the Company was for more than “adequate consideration,” the Company shall be required to pay to the Trust an amount in cash equal to the difference between the amount paid by the Trust and the amount determined to be “adequate consideration,” plus interest at 7% per annum, which the Company agrees is a reasonable rate, from the date of the purchase of the Employer Securities to the date of the payment of the difference.

Sec. 3.02. STOCK SPLITS AND OTHER CAPITAL REORGANIZATION, DIVIDENDS. Any Employer Securities received by the Trustee as a stock split or as a result of a reorganization or other recapitalization of the Company (collectively referred to as “stock split”) shall be allocated in accordance with the terms of the Plan as of each Valuation Date under the Plan. If the Plan does not address the allocation of a stock split, the Trustee shall allocate the stock split in proportion to the Employer Securities to which they are attributable. Cash or stock in kind dividends received by the Trustee shall be reinvested in accordance with the terms of the Plan.

Sec. 3.03. VOTING OF SHARES AND TENDER OR EXCHANGE OFFERS. Employer Securities held in the Trust Fund shall be voted, tendered and exchanged by the Trustee in the manner set forth in Section 2.04 and consistent with its duties described in Section 2.03 herein.

Sec. 3.04. DISTRIBUTION OF TRUST FUND. The Trustee shall make all distributions in accordance with the direction of the Company or its delegate.

Sec. 3.05. PUT OPTION. In the event the Employer’s Securities no longer qualify as a “registration type class of securities” as such phrase is defined at Code Section 409(c)(4) and: (i) the distribution of a Participant’s Employer Securities Account is to be made in cash, (ii) the Trustee is required to diversify a Participant’s Employer Securities Account pursuant to the Plan, or (iii) the Trustee expects to incur substantial Trust expenses which will not be paid directly by the Employer, and the Trustee determines that the Trust Fund has insufficient cash to make anticipated distributions or diversification or pay Trust expenses, the Trustee shall have a “put option” on Employer Securities it holds to put such Employer Securities to the Company pursuant to the Plan for the purpose of making such anticipated distributions, diversifications of Participant Employer Securities Accounts, and paying such expenses, and the Company agrees to honor such put and purchase the Employer Securities as put to it by the Trustee; provided, however, that the Company shall have no obligation to purchase Employer Securities pursuant to this provision if it determines, in its sole discretion, that such purchase could conflict with, or result in any violation of or default under, any contract to which the Company is a party or by which its assets are bound or any applicable order, rule or law. The Trustee will price the put of the Employer Securities for an amount that is not less than “adequate consideration” as that term is defined in Section 3(18) of the ERISA, and on terms that are fair to the Plan from a financial point of view.

Sec. 3.06. PARTICIPANT LOANS. The Trustee shall not be permitted to make loans to Participants and Beneficiaries.

ARTICLE IV

VALUATION OF TRUST FUND

The Trust Fund shall be valued at fair market value, as determined by the Trustee. If there is not a generally recognized market (as contemplated by Section 3(18)(A) of the ERISA) for shares of Employer Securities, all valuations of such securities shall be made by an “Independent Appraiser” (as described in Section 401(a)(28)(C) of the Code) retained by the Trustee, and reviewed and finalized by the Trustee, in accordance with Section 3(18)(B) of the ERISA.

ARTICLE V

NO REVERSION TO EMPLOYER

No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, provided, however, that:

(a) The Employer contribution under the Plan is conditioned on the initial qualification of the Plan as applied to that Employer under Sections 401(a) and 4975(e)(7) of the Code and if the Plan does not so qualify, the Trustee shall, upon written direction of the Committee, return to that Employer the amount of such contribution and any increment thereon within one calendar year after the date that qualification of the Plan, as applied to that Employer, is denied, but only if the application for qualification is submitted within the time prescribed by law.

(b) If, upon termination of the Plan with respect to any Employer, any amounts are held in a Code Section 415 suspense account which are attributable to the contributions of such Employer and such amounts may not be credited to Participant’s, such amounts, upon the written direction of the Committee, will be returned to that Employer as soon as practicable after the termination of the Plan with respect to that Employer.

(c) Employer contributions under the Plan are conditioned upon the deductibility thereof under Section 404 of the Code, and, to the extent any such deduction of an Employer is disallowed by the Internal Revenue Service, the Trustee shall, upon the written direction of the Committee, return the amount of the contribution (to the extent disallowed), reduced by the amount of any losses thereon, to the Employer within one year after the date the deduction is disallowed.

(d) If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written direction of the Committee, return the amount of the contribution or such portion, reduced by the amount of any losses thereon, to the Employer within one year after the date of payment to the Trustee.

Notwithstanding the foregoing, the Trustee has no responsibility as to the sufficiency of the Trust Fund to provide any distribution to an Employer under this Article V.

ARTICLE VI

CHANGE OF TRUSTEE

Sec. 6.01. RESIGNATION OF THE TRUSTEE. The Trustee may resign its position at any time by giving thirty (30) days advance written notice to the Company, unless such notice period is waived by the Company. Upon resignation of the Trustee, the Company will provide the Trustee written notice of appointment of a successor Trustee and their acceptance as successor Trustee.

Sec. 6.02. REMOVAL OF THE TRUSTEE. The Company may remove the Trustee by hand delivering or by mailing by registered or certified mail, addressed to such Trustee at his or her or its last known address, at least thirty (30) days advance written notice of removal, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee and of the successor Trustee’s acceptance of the trusteeship. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

Sec. 6.03. DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEE. If the Trustee resigns or is removed, it shall promptly transfer and deliver the assets of the Trust Fund to the successor Trustee, and may reserve such amount to provide for the payment of all fees and expenses, or taxes then or thereafter chargeable against the Trust Fund, to the extent not previously paid by the Employer. The Employer shall be obligated to reimburse the Trust for any amount reserved by the Trustee. Within one hundred twenty (120) days, the resigned or removed Trustee shall furnish to the Company and the successor Trustee an account of its administration of the Trust from the date of its last account. Each successor Trustee shall succeed to the title to the Trust Fund vested in the predecessor Trustee without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title or record in any successor Trustee. Each successor Trustee shall have all the powers, rights and duties conferred by this Trust as if originally named Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee, and no predecessor trustee shall be liable for any act of a successor trustee. With the approval of the Company, a successor Trustee may accept the account rendered and the property delivered to it by its predecessor Trustee as a full and complete discharge to the predecessor Trustee without incurring any liability or responsibility for so doing.

ARTICLE VII

AMENDMENT AND TERMINATION

Sec. 7.01. AMENDMENT. While the Company expects and intends to continue the Plan and the Trust, the Company reserves the right to amend the Trust at any time. However, no amendment may change the rights, duties and liabilities of the Trustee under the Trust Agreement without its prior written agreement, nor reduce a Participant’s benefits to less than the amount such Participant would be entitled to receive if such Participant had resigned from the employ of the Employer on the date of the amendment unless otherwise required or permitted by the Code or the ERISA. Amendments to the Trust shall be in writing and shall be effective upon execution of such amendments by both the Company and the Trustee unless otherwise agreed.

Sec. 7.02. TERMINATION. The Trust may be terminated as to all Employees on any date specified by the Company. The Trust will terminate as to any Employer on the first to occur of the following:

(a) the date it is terminated by that Employer and written notice is provided thereof to the Trustee;

(b) the date such Employer’s contributions, or contributions on its behalf to the Trust, are completely discontinued and written notice is provided thereof to the Trustee;

(c) the date such Employer is judicially declared bankrupt under Chapter 7 of the U.S. Bankruptcy Code; or

(d) the dissolution, merger, consolidation, or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, with the consent of the Company, such arrangements may be made whereby the Trust will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer’s assets, in which case the successor or purchaser will be substituted for that Employer under the Trust.

The Trustee’s powers upon termination as described above will continue until liquidation of the Trust Fund, or the portion thereof attributable to an Employer, as the case may be. Upon termination of this Trust, the Trustee shall first reserve such reasonable amounts as it may deem necessary to provide for the payment of any expenses or fees then or thereafter chargeable to the Trust Fund. Subject to such reserve, the balance of the Trust Fund shall be liquidated and distributed by the Trustee, in such form as determined by the Trustee, to or for the benefit of the Participants or their Beneficiaries, in such manner and at such times as directed by the Committee after compliance with the Plan and applicable requirements of the ERISA, as amended from time to time, or other applicable law, accompanied by a certification that the disposition is in accordance with the terms of the Plan and the Trustee need not question the propriety of such certification. The Committee shall have full responsibility to see that such manner and time of distribution is proper and within the terms of the Plan and this Trust.

ARTICLE VIII

INDEMNIFICATION, APPOINTMENT OF INVESTMENT MANAGER, AND APPOINTMENT OF ANCILLARY

TRUSTEE

Sec. 8.01. INDEMNIFICATION. The Company shall indemnify the Trustee and its officers and agents in accordance with the terms of the Engagement Agreement.

Sec. 8.02. LIMITATION ON LIABILITY - IF INVESTMENT MANAGER, ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY APPOINTED. The Committee and Trustee shall not be liable for the acts or omissions of any Investment Manager or an ancillary trustee appointed by the Company, nor shall the Committee or Trustee be under any obligation to invest or reinvest or otherwise manage any asset of the Trust Fund which is subject to the management of a properly appointed Investment Manager or ancillary trustee. The Committee, the Trustee, the Company and any properly appointed Investment Manager or ancillary trustee may execute a letter agreement pursuant to Section 8.03 herein as a part of this Trust delineating duties, responsibilities and liabilities of the Investment Manager or ancillary trustee with respect to any part of the Trust Fund under the control of the Investment Manager or ancillary trustee.

The limitation on liability described in this Section 8.02 also applies to the acts or omissions of an ancillary trustee or independent fiduciary properly appointed under Section 8.03 hereof. However, if a Trustee, pursuant to the delegation described in Section 8.03 hereof, appoints an ancillary trustee, the Trustee is responsible for the periodic review of the ancillary trustee’s actions and must exercise its delegated authority in accordance with the terms of the Trust and in a manner consistent with ERISA. The Company, the Trustee and an ancillary trustee may execute a letter agreement as a part of this Trust delineating any indemnification agreement between the parties.

Sec. 8.03. APPOINTMENT OF AN INVESTMENT MANAGER OR AN ANCILLARY TRUSTEE. The Company, in writing, may appoint any person or trust company in any state to act as an Investment Manager or as an ancillary trustee with respect to a designated portion of the Trust Fund. An Investment Manager or ancillary trustee must acknowledge in writing its acceptance of the terms and conditions of its appointment as an Investment Manager or as an ancillary trustee and its fiduciary status under ERISA. The Investment Manager and ancillary trustee have the rights, powers, duties, and discretion as the Company may delegate, subject to any limitations or directions specified in the instrument evidencing appointment of the Investment Manager or ancillary trustee and to the terms of the Trust or of ERISA. The investment powers delegated to the Investment Manager or to the ancillary trustee may include any investment powers available under Section 2.04 or Section 3.03 hereof, including but not limited to, the right to invest or reinvest any portion of the assets of the Trust Fund in Employer Securities and to invest or reinvest any portion of the assets of the Trust Fund in a common trust fund, as described in Code Section 584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Trust incorporates by this reference, but only if the Investment Manager or ancillary trustee is a bank or similar financial institution supervised by the United States or by a State and the ancillary trustee (or its affiliate, as defined in Code Section 1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency.

The Investment Manager or ancillary trustee may resign its position at any time by providing at least thirty (30) days’ advance written notice to the Company, unless the Company waives this notice requirement. The Company, in writing, may remove an Investment Manager or ancillary trustee at any time. In the event of resignation or removal, the Company may appoint another Investment Manager or ancillary trustee, return the assets to the control and management of the Trustee, or receive such assets in the capacity of the Investment Manager or ancillary trustee. The Company may delegate its responsibilities under this Section 8.03 herein to the Trustee.

If the U.S. Department of Labor (the “Department”) requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Company will appoint such independent Fiduciary, as directed by the Department. The independent fiduciary will have the duties, responsibilities, and powers prescribed by the Department and will exercise those duties, responsibilities, and powers in accordance with the terms, restrictions, and conditions established by the Department and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

Sec. 8.04. PARTIES TO LITIGATION. Except as otherwise provided by ERISA, no Participant or Beneficiary is a necessary party or is required to receive notice of process in any court proceeding involving the Plan, the Trust, the Trust Fund or any Fiduciary of the Plan. Any final judgment entered in any proceeding will be conclusive as to the parties over which the court entering the judgment has jurisdiction.

ARTICLE IX

MISCELLANEOUS

Sec. 9.01. DISAGREEMENT AS TO ACTS. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have its own account settled by a court of competent jurisdiction.

Sec. 9.02. PERSONS DEALING WITH TRUSTEE. No person dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted to it under the Trust or the Plan.

Sec. 9.03. THIRD PARTY AND MULTIPLE TRUSTEES. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Trust and Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee’s duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Trust and Plan will be conclusive in favor of any person relying on the certificate.

Sec. 9.04. BENEFITS MAY NOT BE ASSIGNED OR ALIENATED. The interests of Participants, Beneficiaries and other persons entitled to benefits under the Trust and Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except as allowed pursuant to Code Section 401(a)(13) to the extent that the Committee, pursuant to the Plan, directs the Trustee that any such interests are subject to a qualified domestic relations order, as defined in Section 414(p) of the Code.

Sec. 9.05. EVIDENCE. Evidence required of anyone under the Trust may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.

Sec. 9.06. WAIVER OF NOTICE. Any notice required under the Trust or Plan may be waived in writing by the person entitled thereto.

Sec. 9.07. COUNTERPARTS. The Trust may be executed in any number of counterparts, each of which shall be deemed an original and no other counterparts need be produced.

Sec. 9.08. GOVERNING LAWS AND SEVERABILITY. The Trust shall be construed and administered according to the laws of the State of California to the extent that such laws are not preempted by the laws of the United States of America. If any provision of the Trust or Plan is held illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Trust and Plan, but shall be severable, and the Trust and Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

Sec. 9.09. SUCCESSORS. The Trust shall be binding on the Company, Employer and any successor thereto by virtue of any merger, sale, dissolution, consolidation or reorganization, on the Trustee and its successor and on all persons entitled to benefits under the Plan and their respective heirs and legal representatives.

Sec. 9.10. ACTION. Any action required or permitted to be taken by the Company under the Trust shall be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors. The Trustee shall not recognize or take notice of any appointment of any representative of the Company or Committee unless and until the Company or the Committee shall have notified the Trustee in writing of such appointment and the extent of such representative’s authority. The Trustee may assume that such appointment and authority continue in effect until it receives written notice to the contrary from the Company or Committee. Any action taken or omitted to be taken by the Trustee by authority of any representative of the Company or Committee within the scope of his or her authority shall be as effective for all purposes hereof as if such action or nonaction had been authorized by the Company or Committee.

Sec. 9.11. CONFORMANCE WITH PLAN. Unless otherwise indicated in the Trust, all capitalized terms herein shall have the meaning as stated in the Plan. To the extent provisions of the Plan and the Trust conflict, the provisions of the Trust shall govern and the Trustee’s duties and obligations shall be determined solely under the Trust.

Sec. 9.12. HEADINGS. The headings and sections of this Trust Agreement are for convenience or reference only and shall have no substantive effect on the provisions of this Trust Agreement.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Trustee, have caused this Trust Agreement to be signed on the 22nd day of October, 2003, to be effective the 12th day of September, 2003.

“COMPANY”

MCGRATH RENTCORP

By:	/s/ Dennis C. Kakures
Dennis C. Kakures, President

“TRUSTEE”

NORTH STAR TRUST COMPANY

By:	/s/ John G. Hommel
John G. Hommel
Senior Vice President and Trust Officer